© 2023 SEI 1 Investor Contact: Media Contact: Alex Whitelam Leslie Wojcik SEI SEI +1 610-676-4924 +1 610-676-4191 awhitelam@seic.com lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Declares Dividend of $0.46 per Share Company Increases Share Repurchase Program by $250 Million OAKS, Pa., Dec. 15, 2023 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on Dec. 15, 2023 declared a regular semi-annual dividend of $0.46 per share. The cash dividend will be payable to shareholders of record on Dec. 28, 2023, with a payment date of Jan. 9, 2024. The Board of Directors of SEI Investments Company also approved an increase in its stock repurchase program by an additional $250 million, increasing the available authorization under the program to approximately $289 million. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Sept. 30, 2023, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com. ### Press release.